Exhibit 99.1

FireEye Reports Record Revenue for Third Quarter 2015

Continued Leverage Drives Year-over-Year Improvements in Cash Flow and non-GAAP Operating Margin

MILPITAS, Calif. – November 4, 2015 – FireEye, Inc. (NASDAQ: FEYE), the leader at stopping today’s advanced cyber attacks, today announced financial results for the third quarter of 2015.

“We delivered a solid quarter of overall growth, with revenue up 45 percent and non-GAAP operating margins and earnings per share well ahead of our outlook,” said David DeWalt, FireEye chief executive officer and chairman of the board. “The new releases of our MVX engine and our HX endpoint platform last month, together with the partnerships we announced during the quarter, further strengthened our ability to detect, prevent and contain advanced threats.”

“Our role as first responder to today’s most significant breaches, combined with our threat research labs and global FireEye as a Service infrastructure, gives us unique visibility into threats as the attackers adapt their tactics. We support our technology, consulting services and threat intelligence leadership with a solid financial foundation and $1.2 billion in cash, cash equivalents and short-term investments. I believe we have never been in a stronger position to help organizations reduce risk as the threat landscape evolves,” added DeWalt.

Third Quarter Financial Highlights

•	Revenue of $165.6 million, an increase of 45 percent from the third quarter of 2014.

•	Billings of $210.6 million, an increase of 28 percent from the third quarter of 2014.[1]

•	Current deferred revenue of $265.9 million, up a record $105.1 million, or 65 percent, from the end of the third quarter of 2014.

•	Total deferred revenue of $454.9 million, an increase of $171.9 million, or 61 percent, from the end of the third quarter of 2014.

•	GAAP operating margin of negative 74 percent, compared to negative 114 percent in the third quarter of 2014.

•	Non-GAAP operating margin of negative 32 percent, compared to negative 64 percent in the third quarter of 2014.[1]

•	GAAP net loss per share of $0.88, compared to a GAAP net loss per share of $0.83 in the third quarter of 2014.

•	Non-GAAP net loss per share of $0.37, compared to a non-GAAP net loss per share of $0.51 in the third quarter of 2014.[1]

•	Cash flow used in operations of $8.3 million, an improvement of $38.2 million compared to the third quarter of 2014.

[1]	A reconciliation of GAAP to non-GAAP financial measures is provided in the financial statement tables included in this press release. An explanation of these measures is also included under the heading “Non-GAAP Financial Measures.”

“The leverage inherent in our business model was evident in the 32 percentage point improvement in our non-GAAP operating margin and our operating cash flow performance. Our operating margin has improved year-over-year in every quarter since the second quarter of 2014, as we continue to balance growth with progress on our path to profitability,” said Mike Berry, FireEye senior vice president and chief financial officer. “Also significant was an improvement in our operating cash flow by nearly $159 million year-to-date, compared to the first nine months of 2014.”

“While we outperformed on many financial metrics, our billings performance did not meet the expectations we set in late July. The strength evident in our sales to new logo customers, our North American enterprise business and the Asia-Pacific region was partially offset by weakness in Europe. We believe this was due to a combination of macroeconomic factors, as well as the growing pains of a new organization. Additionally, the third quarter of 2014 included a large, five-year transaction that extended the average contract length to 34 months. This created a difficult year-over-year comparison and impacted our year-over-year billings growth rate as the average contract length declined to approximately 30 months in the third quarter of 2015,” added Berry.

Fourth Quarter and Updated 2015 Outlook

FireEye provides guidance based on current market conditions and expectations.

For the fourth quarter of 2015, FireEye expects total revenue in the range of $182 to $190 million. Additionally, for the fourth quarter, on a non-GAAP basis, the company expects:

•	Total billings in the range of $240 to $260 million.

•	Gross margin in the range of 72 to 74 percent of revenue.

•	Operating margin in the range of negative 28 to negative 31 percent of revenue.

•	Interest expense of $3.0 million related to the company’s convertible senior notes.

•	Net loss per share of $0.36 to $0.38, based on estimated weighted average shares outstanding of approximately 156 million.

For 2015, the company currently expects total revenue in the range of $620 to $628 million. Additionally, for 2015, on a non-GAAP basis, the company expects:

•	Total billings in the range of $780 to $800 million.

•	Gross margin in the range of 72 to 73 percent of revenue.

•	Operating margin in the range of negative 38 to negative 39 percent of revenue.

•	Interest expense of $7.0 million related to the company’s convertible senior notes.

•	Net loss per share of $1.61 to $1.63, based on estimated weighted average shares outstanding of approximately 154 million.

•	Positive cash flow from operations.

Guidance for non-GAAP financial measures excludes stock based compensation, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Business Highlights

Business highlights since the release of second quarter 2015 financial results on July 30, 2015 included multiple product announcements, continued expansion of the company’s ecosystem of partners, and the discovery of new advanced attacks, including an advanced campaign which appears to target organizations in Bangladesh, India, Nepal and Pakistan seeking information on border disputes and other diplomatic matters.

The company announced that software industry veteran Michael Berry joined the company as senior vice president and chief financial officer and that Deepak Ahuja, Tesla’s first chief financial officer, joined the FireEye board of directors. Additionally, David Ramirez joined the company as president of global government and Vijaya Kaza joined the company from Cisco as senior vice president of cloud analytics engineering.

Recent accolades and awards for FireEye’s technology and security solutions included:

•	Recognition of FireEye as the leading provider of “must have” network security technology for advanced attacks in a report by industry research firm Frost and Sullivan. The report found that the combination of features and 62 percent market share established FireEye as the clear leader of the network security sandbox segment.

•	Confirmation of FireEye’s continued market share leadership by IDC in its report Worldwide Specialized Threat Analysis and Protection Market Shares, 2014: Rapidly Evolving Security Defenses (October 2015, document #259667).

Significant enhancements to the FireEye Threat Prevention Platform included:

•	The next generation of the company’s core MVX™ architecture, which tripled analysis speed to improve time to protection and added visibility into SSL encrypted traffic.

•	The FireEye HX™ Endpoint 3.0 product, which extends FireEye Threat Intelligence to the endpoint and adds enterprise search capabilities that enable quick and precise security searches across endpoints to help organizations rapidly find and mitigate threats.

•	The FireEye Threat Intelligence Engine™, the threat intelligence capability that both powers and leverages the company’s threat prevention products and service offerings. The FireEye Threat Intelligence Engine optimizes the intelligence production cycle, capturing, processing, analyzing intelligence and delivering these insights to FireEye customers and analysts.

FireEye continued to expand its global reach and extend its technology, expertise and intelligence to new customers with:

•	The availability of Visa Threat Intelligence, Powered by FireEye, a jointly-developed solution tailored to the needs of the payments industry that will deliver real-time threat information to Visa merchants and issuers so they can quickly assess and act on cyber attacks that could breach their payment systems.

•	A global partnership with F5 Networks to defend against the evolving security threats to the enterprise with comprehensive security solutions that integrate application delivery infrastructure from F5 and advanced threat protection from FireEye Network Security. The agreement also includes a unified approach to worldwide sales, deployment and support, to help ensure the best possible end-to-end experience for customers.

Conference Call Information

FireEye will host a conference call today, November 4, 2015, at 5 p.m. Eastern time (2 p.m. Pacific time) to discuss its third quarter results and updated outlook for 2015. Interested parties may access the conference call by dialing 877-312-5521 (domestic) or 678-894-3048 (international). A live audio webcast of the call, as well as related multi-media content, can be accessed from the Investor Relations section of the company’s website at http://investors.fireeye.com. Shortly after the conclusion of the call, an archived version of the webcast will be available at the same website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to future total revenue, billings, non-GAAP gross margins, non-GAAP operating margin, non-GAAP interest expense, non-GAAP loss per share, weighted average shares outstanding, and cash flow from operations in the section entitled “Fourth Quarter and Updated 2015 Outlook” above, as well as statements related to the continued momentum in FireEye’s business and its threat prevention platform, the market for FireEye’s products and services, FireEye’s competitive position, the company’s belief in its ability to expand its leadership and market share gains, and the capabilities of partnership offerings and jointly-developed solutions.

These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include customer demand and adoption of FireEye’s products and services; FireEye’s limited operating history, particularly as a public company; real or perceived defects, errors or vulnerabilities in FireEye’s products or services; FireEye’s ability to react to trends and challenges in its business and the markets in which it operates; FireEye’s ability to anticipate market needs or develop new or enhanced products and services to meet those needs; the ability of FireEye and its acquired companies to successfully integrate their respective market opportunities, technology, products, personnel and operations; FireEye’s ability to hire and retain critical executives and key employees; FireEye’s ability to attract new and retain existing customers and expand and train its sales force; the budgeting cycles, seasonal buying patterns and length of FireEye’s sales cycle; risks associated with FireEye’s rapid growth; the ability of FireEye and its partners to execute their strategies, plans, objectives and expected investments with respect to FireEye’s partnerships; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on July 31, 2015, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov.

All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. Any future product, feature, or related specification that may be referenced in this release is for informational purposes only and is not a commitment to deliver any technology or enhancement. FireEye reserves the right to modify future product or service plans at any time.

Non-GAAP Financial Measures

In this release FireEye has provided financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). These non-GAAP financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures used by other companies. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends, and in comparing the company’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial information prepared in accordance with GAAP, and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

Billings. FireEye defines billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. The company considers billings to be a useful metric for management and investors because billings drive deferred revenue balances, which are an important indicator of the health and visibility of the company’s business. Revenue recognized from deferred revenue represents a significant percentage of quarterly revenue. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, FireEye’s calculation of billings may be different from other companies in its industry, some of which may not use billings, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of billings as a comparative measure. FireEye compensates for these limitations by providing specific information regarding GAAP revenue and evaluating billings together with revenue calculated in accordance with GAAP.

Non-GAAP gross margin, operating margin, net loss and net loss per share. FireEye defines non-GAAP gross margin as total gross profit excluding stock-based compensation expense, amortization of intangible assets, and, as applicable, other special items, divided by total revenue. FireEye defines non-GAAP operating margin as operating loss excluding stock-based compensation expense, amortization of intangible assets, acquisition related expenses, restructuring charges and other special or non-recurring items, divided by total revenue. FireEye defines non-GAAP net loss as net loss excluding stock-based compensation expense, amortization of intangible assets, acquisition-related expenses, non-cash interest expense related to the company’s convertible senior notes, restructuring charges or discrete tax benefits. FireEye defines non-GAAP net loss per share as non-GAAP net loss divided by the weighted average shares outstanding. Additionally, weighted average shares outstanding used to calculate non-GAAP net loss per share excludes stock options, restricted stock units and performance stock units that are anti-dilutive.

Non-GAAP net loss and net loss per share in the third quarter 2015 excluded stock-based compensation expense, amortization of intangible assets, and $8.6 million of non-cash interest expense related to the convertible senior notes issued in June 2015. Non-GAAP net loss and net loss per share for the third quarter of 2014 excluded stock-based compensation expense, amortization of intangible assets, $11.2 million in discrete tax benefits related to the acquisition of Mandiant, and $2.8 million in restructuring costs.

FireEye considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense, amortization of intangible assets, acquisition related expenses, non-cash interest expense related to the company’s convertible senior notes, restructuring charges, and other non-recurring and discrete items so that management and investors can compare the company’s “core business operating results,” over multiple periods.

There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. First, these non-GAAP financial measures exclude stock-based compensation expense. Stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in the company’s business. Stock-based compensation is an important part of FireEye employees’ overall compensation. Second, the components of the costs that FireEye excludes in its calculation of these non-GAAP financial measures, including not only stock-based compensation but also non-recurring items such as acquisition related expenses, amortization of intangible assets, non-cash interest expense related to the company’s convertible senior notes, restructuring charges, and discrete tax benefits, may differ from the components excluded by peer companies when they report their non-GAAP results of operations. FireEye compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures and evaluating non-GAAP financial measures together with their nearest GAAP equivalents.

About FireEye, Inc.

FireEye has invented a purpose-built, virtual machine-based security platform that provides real-time threat protection to enterprises and governments worldwide against the next generation of cyber attacks. These highly sophisticated cyber attacks easily circumvent traditional signature-based defenses, such as next-generation firewalls, IPS, anti-virus, and gateways. The FireEye Threat Prevention Platform provides real-time, dynamic threat protection without the use of signatures to protect an organization across the primary threat vectors and across the different stages of an attack life cycle. The core of the FireEye platform is a virtual execution engine, complemented by dynamic threat intelligence, to identify and block cyber attacks in real time. FireEye has over 4,000 customers across 67 countries, including more than 650 of the Forbes Global 2000.

© 2015 FireEye, Inc. All rights reserved. FireEye, MVX, HX, FireEye as a Service, Threat Intelligence Engine and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Media contact:

Vitor De Souza

FireEye, Inc.

415-699-9838

vitor.desouza@fireeye.com

Investor contact:

Kate Patterson

FireEye, Inc.

408-321-4957

kate.patterson@fireeye.com

Source: FireEye

FireEye, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$436,901	$146,363
Short-term investments	733,026	255,845
Accounts receivable, net	140,940	193,182
Inventories	11,628	7,952
Deferred tax assets, current portion	26,391	25,126
Prepaid expenses and other current assets	30,595	28,669

Total current assets	1,379,481	657,137
Property and equipment, net	73,129	82,298
Goodwill	750,288	750,288
Intangible assets, net	226,326	261,625
Deposits and other long-term assets	6,228	7,533

Total assets	$2,435,452	$1,758,881

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,611	$34,057
Accrued and other current liabilities	30,407	24,596
Accrued compensation	73,030	64,551
Deferred revenue, current portion	265,906	203,877

Total current liabilities	402,954	327,081
Convertible senior notes, net	697,526	—
Deferred revenue, non-current portion	188,961	148,666
Deferred tax liabilities, non-current portion	26,198	24,903
Other long-term liabilities	10,144	7,403

Total liabilities	1,325,783	508,053
Stockholders’ equity:
Common stock	16	15
Additional paid-in capital	2,330,436	1,918,546
Treasury stock	(150,000)	—
Accumulated other comprehensive loss	(424)	(441)
Accumulated deficit	(1,070,359)	(667,292)

Total stockholders’ equity	1,109,669	1,250,828

Total liabilities and stockholders’ equity	$2,435,452	$1,758,881

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Product	$60,101	$48,375	$150,034	$110,310
Subscription and services	105,515	65,836	288,159	172,370

Total revenue	165,616	114,211	438,193	282,680
Cost of revenue: (1)(2)
Product	21,265	15,440	53,566	39,515
Subscription and services	40,606	29,488	116,463	82,286

Total cost of revenue	61,871	44,928	170,029	121,801
Total gross profit	103,745	69,283	268,164	160,879
Operating expenses: (1)(2)
Research and development	73,374	54,707	207,777	150,085
Sales and marketing	117,131	111,625	340,734	283,070
General and administrative (3)	36,518	30,119	103,812	89,150
Restructuring Charges (4)	—	2,769	—	2,769

Total operating expenses	227,023	199,220	652,323	525,074
Operating loss	(123,278)	(129,937)	(384,159)	(364,195)
Other expense, net (5)	(11,616)	(414)	(16,368)	(579)

Loss before income taxes	(134,894)	(130,351)	(400,527)	(364,774)
Provision for (benefit from) income taxes (6)	636	(10,320)	2,540	(26,710)

Net loss attributable to common stockholders	$(135,530)	$(120,031)	$(403,067)	$(338,064)

Net loss per share attributable to common stockholders, basic and diluted	$(0.88)	$(0.83)	$(2.63)	$(2.41)

Weighted average shares used in per share calculations, basic and diluted	154,523	144,923	153,440	140,285

FireEye, Inc.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(403,067)	$(338,064)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	82,154	67,631
Stock-based compensation expense	164,652	106,607
Non-cash interest expense related to convertible senior notes	11,397	—
Deferred income taxes	120	(30,142)
Other	3,144	1,702
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	50,885	(60,041)
Inventories	(4,986)	162
Prepaid expenses and other assets	1,059	(2,138)
Accounts payable	1,289	(8,359)
Accrued liabilities	7,554	6,684
Accrued compensation	8,305	25,415
Deferred revenue	102,324	95,107
Other long-term liabilities	2,741	4,434

Net cash provided by (used in) operating activities	27,571	(131,002)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment and demonstration units	(37,193)	(55,466)
Purchase of short-term investments	(640,162)	(352,401)
Maturities of short-term investments	159,149	50,780
Acquisition of business, net of cash acquired	—	(55,058)
Lease deposits	(627)	(565)

Net cash used in investing activities	(518,833)	(412,710)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from follow-on public offering	—	444,338
Net proceeds from convertible debt offering	896,530	—
Prepaid forward stock purchase	(150,000)	—
Proceeds from exercise of equity awards	35,270	24,299

Net cash provided by financing activities	781,800	468,637

Net change in cash and cash equivalents	290,538	(75,075)
Cash and cash equivalents, beginning of year	146,363	173,918

Cash and cash equivalents, end of year	$436,901	$98,843

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP operating loss	$(123,278)	$(129,937)	$(384,159)	$(364,195)
Stock-based compensation expense (1)	58,365	43,160	164,651	106,607
Amortization of intangible assets (2)	11,766	11,478	35,298	33,463
Acquisition related expenses (3)	—	—	—	1,559
Restructuring charges (4)	—	2,769	—	2,769

Non-GAAP operating loss	$(53,147)	$(72,530)	$(184,210)	$(219,797)
GAAP operating margin	-74%	-114%	-88%	-129%
Stock-based compensation expense (1)	35%	38%	38%	38%
Amortization of intangible assets (2)	7%	10%	8%	12%
Acquisition related expenses (3)	0%	0%	0%	1%
Restructuring charges (4)	0%	2%	0%	1%

Non-GAAP operating margin	-32%	-64%	-42%	-78%
GAAP net loss	$(135,530)	$(120,031)	$(403,067)	$(338,064)
Stock-based compensation expense (1)	58,365	43,160	164,651	106,607
Amortization of intangible assets (2)	11,766	11,478	35,298	33,463
Acquisition related expenses (3)	—	—	—	1,559
Restructuring charges (4)	—	2,769	—	2,769
Non-cash interest expense related to convertible senior notes (5)	8,565	—	11,397	—
Non-recurring benefit from income taxes (6)	—	(11,247)	—	(30,099)

Non-GAAP net loss	$(56,834)	$(73,871)	$(191,721)	$(223,765)
GAAP net loss per common share, basic and diluted	$(0.88)	$(0.83)	$(2.63)	$(2.41)
Stock-based compensation expense (1)	0.38	0.30	1.07	0.76
Amortization of intangible assets (2)	0.08	0.08	0.23	0.24
Acquisition related expenses (3)	—	—	—	0.01
Restructuring charges (4)	—	0.02	—	0.02
Non-cash interest expense related to convertible senior notes (5)	0.06	—	0.07	—
Non-recurring benefit from income taxes (6)	—	(0.08)	—	(0.21)

Non-GAAP net loss per common share, basic and diluted	$(0.37)	$(0.51)	$(1.25)	$(1.60)
Weighted average shares used in per share calculations for GAAP and Non-GAAP, basic and diluted	154,523	144,923	153,440	140,285

FireEye, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
(1) includes stock-based compensation expense as follows:
Cost of product revenue	$560	$243	$1,214	$624
Cost of subscription and services revenue	8,221	3,430	21,762	10,455
Research and development	18,852	7,648	51,412	20,054
Sales and marketing	18,612	22,543	54,424	47,154
General and administrative	12,120	9,296	35,839	28,320

Total stock-based compensation expense	$58,365	$43,160	$164,651	$106,607

(2) includes amortization of intangible assets as follows:
Cost of product revenue	$3,064	$2,852	$9,192	$7,955
Cost of subscription and services revenue	5,475	5,400	16,425	16,184
Sales and marketing	3,227	3,226	9,681	9,324

Total amortization of intangible assets	$11,766	$11,478	$35,298	$33,463

(3) includes acquisition related expenses as follows:
General and administrative	$—	$—	$—	$1,559

(4) includes restructuring charges as follows:
Restructuring charges	$—	$2,769	$—	$2,769

(5) Includes non-cash interest expense related to convertible senior notes as follows:
Other expense, net	$8,565	$—	$11,397	$—

(6) includes discrete benefit from income taxes as follows:
Provision for (benefit from) income taxes	$—	$(11,247)	$—	$(30,099)

FireEye, Inc.

RECONCILIATION OF NON-GAAP BILLINGS TO REVENUE

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
GAAP revenue	$165,616	$114,211	$438,193	$282,680
Add change in deferred revenue	44,976	50,914	102,324	95,407

Non-GAAP billings	$210,592	$165,125	$540,517	$378,087

FireEye, Inc.

BILLINGS BREAKOUT

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Product billings	$58,796	$44,135	$145,854	$105,769
Product subscription billings	82,481	71,925	218,671	153,446

Product billings and product subscription billings	141,277	116,060	364,525	259,215
Support and maintenance billings	35,708	30,717	89,657	64,994
Professional services billings	33,607	18,348	86,335	53,878

Non-GAAP billings	$210,592	$165,125	$540,517	$378,087

FireEye, Inc.

REVENUE BREAKOUT

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Product revenue	$60,101	$48,375	$150,034	$110,310
Product subscription revenue	53,592	32,759	145,478	83,587

Product revenue and product subscription revenue	113,693	81,134	295,512	193,897
Support and maintenance revenue	23,245	14,198	63,758	36,823
Professional services revenue	28,678	18,879	78,923	51,960

Total revenue	$165,616	$114,211	$438,193	$282,680